ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1.	Name of corporation: Solpower Corporation

2.	The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.	The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:
100,000,000 shares of common stock, par value $0.001 5,000,000 shares of preferred stock, par value $0.001

4.	The number of authorized shares and the par value, if any, of each class or series, if any, of
10,000,000 shares of common stock, par value $0.001 5,000,000 shares of preferred stock, par value $0.001

5.	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Shares of common stock held by each stockholder of record on the effective date shall be automatically consolidated at the rate of one for 10 (1-10) without any further action on the part of the stockholders of the Corporation.

6.	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Fractional shares will be aggregated, and any remaining fractional shares will be rounded up to one whole share.

7.	Effective date of filing (optional):	12/22/07
(must not be later than 90 days after the certificate is filed)

8.	Officer Signature:	x James H. Hirst	Chief Executive OfficerTitle
		Signature	Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Nevada Secretary of State AM 78.209.2007
This form must be accompanied by appropriate fees.	Revised 01/01/2007